Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement 333-261876 on Form S-1 of our report dated March 28, 2022, relating to the financial statements of Pear Therapeutics, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ Deloitte & Touche LLP
Boston, Massachusetts
March 28, 2022